Contact:
James A. Coyne Vice Chairman and Chief Financial Officer Stoneleigh Partners Acquisition Corp. (203) 663-4200

FOR IMMEDIATE RELEASE

STONELEIGH  PARTNERS ACQUISITION CORP.
VOLUNTARILY REQUESTS DELISTING FROM NYSE AMEX EXCHANGE

South Norwalk, CT, July 22, 2009  – Stoneleigh Partners Acquisition Corp. (the “Company”) (NYSE AMEX: SOC.U, SOC and SOC.WS)  announced that it has voluntarily requested the NYSE AMEX Exchange to delist its common stock, units and warrants from trading on the NYSE AMEX Exchange.  The Company does not currently intend to relist its securities on another exchange; it is expected that the Company’s securities will trade over-the-counter on the Pink Sheets.

Stoneleigh Partners Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to complete a business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.